EXHIBIT 3(ii)

                                NUI Corporation

                      Incorporated Under the Laws of the
                              State of New Jersey

                         AMENDED AND RESTATED BY-LAWS
                        Adopted as of October 24, 1995


                                   ARTICLE I

                                    OFFICES

        The principal office of the Company shall be located in the State of New Jersey. The Board of Directors may change the location of the principal office of the Company and may from time to time designate other offices at such other places, either within or without the State of New Jersey, as the business of the Company may require.


                                  ARTICLE II

                                 SHAREHOLDERS

        Section 1. Annual Meeting: The Annual Meeting of Shareholders for the election of Directors and the transaction of any other business as may properly come before such meeting shall be held at such place as shall be designated by the Board of Directors, on the second Tuesday of March of each year at the hour of 10:30 A.M., or on such other day at such time as shall be designated by the Board of Directors. If said day be a legal holiday, said meeting shall be held at the same hour on the next succeeding business day.

        Section 2. Special Meetings: Special Meetings of the Shareholders may be called only by the President of the Company or by the Board of Directors or as otherwise required by law. Special Meetings shall be held at such time and place as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a Special Meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

        Section 3. Notice of Meetings: Written notice of the place, date and hour of any Shareholders' meeting, whether annual or special, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to each Shareholder entitled to vote thereat, by mailing the same to the Shareholder at the address of the Shareholder that appears upon the records of the Company not less than ten (10) nor more than sixty (60) days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

        Section 4. Waiver of Notice: A written waiver of notice signed by the person entitled to notice, whether before or after the meeting, shall be deemed equivalent to notice. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting, except when a Shareholder attends a meeting and, prior to the conclusion thereof,

   objects to the transaction of any business on the grounds that proper notice of the meeting was not given.

        Section 5. Quorum: Any number of Shareholders, together holding at least a majority of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for all purposes at a meeting of Shareholders except as may otherwise be provided by law.

        Section 6. Adjournment of Meetings: If at the time for which a meeting of Shareholders has been called less than a quorum is present, the meeting may be adjourned to another time or place by a majority vote of the Shareholders present in person or by proxy and entitled to vote thereat, without notice other than by announcement at the meeting except as may otherwise be required by law. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 7. Voting: Each Shareholder entitled to vote at a meeting of the Shareholders shall be entitled to one vote for each share of stock registered in such Shareholder's name on the books of the Company on the date fixed as the record date for the determination of its Shareholders entitled to vote. In accordance with the New Jersey Business Corporation Act, each Shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for him by proxy, duly appointed by instrument in writing subscribed by such Shareholder. Said proxy shall not be valid for more than eleven (11) months unless a longer time is expressly provided therein. At all meetings of Shareholders all matters shall be determined by a majority vote of the Shareholders entitled to vote thereat present in person or represented by proxy except as otherwise provided by law, the Certificate of Incorporation or these By-Laws.

        Section 8. Notice Of Shareholder Nominations And Proposed Business:

             (1) At any annual meeting of the Shareholders, (i) nominations for the election of directors and (ii) business to be brought before any such Shareholders' meeting may only be made or proposed (a) pursuant to the Company's notice of meet-ing, (b) by or at the direction of the Board of Directors or
             (c) by any Shareholder of the Company who is a Shareholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this By-law.

             (2) Any Shareholder may nominate one or more persons for election as directors at a Shareholders' meeting or propose business to be brought before a Shareholders' meeting, or both, pursuant to clause (c) of paragraph 1 of this By-law, only if the Shareholder has given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the Shareholders' meeting; provided, however, that if less than 100 days' notice or other prior public disclosure of the date of the meeting is given or made to the Shareholders, notice by the Shareholder to be timely must be received no later than

             the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made. To be in proper written form a Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the meeting:

                  (a) a brief description of the business proposed and/or persons nominated, as applicable, and the reasons for proposing such business or making such nomination;

                  (b) the name and address, as they appear on the Company's books, of the Shareholder proposing such business or making such nomination, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made;

                  (c) the class or series and number of shares of the Company which are owned beneficially and of record by such Shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made;

                  (d) with respect to any nomination, (i) a description of all arrangements and understandings between the Shareholder proposing such nomination and each nominee and any other person or persons (naming such person or persons) in connection with the nomination or nominations are to be made, (ii) the name, age, business address and residence address of such nominee, (iii) the class or series and number of shares of capital stock of the Company owned beneficially and of record by such nominee,
                  (iv) the written consent of the proposed nominee to being named in the solicitation material and to serving as a director if elected and (v) a representation that such Shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice;

                  (e) with respect to any business to be proposed, (i) a description of all arrangements or understandings between the Shareholder proposing such business and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (ii) a representation that such Shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting; and

                  (f) such other information regarding each nominee or matter of business to be proposed as would be required to be included in solicitations of proxies, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

             (3) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any Shareholders' meeting and no Shareholder may nominate any person for election at any Shareholders' meeting except in accordance with the procedures set forth in this By-law. The Chairman of the meeting shall, if the facts warrant, determine and declare

             to the meeting that any proposed business and/or any proposed nomination for election as director was not properly brought or made before the meeting or made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare to the meeting and any such proposed business or proposed nomination for election as director not properly brought before the meeting or made shall not be transacted or considered.



                                  ARTICLE III

                                   DIRECTORS

        Section 1. Qualifications: Directors need not be Shareholders and need not be citizens of the United States or residents of New Jersey.

        Section 2. Duties and Powers: The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, and, unless the vote of a greater number is required by law, the Certificate of Incorporation or these By-Laws, the vote of the majority of the Directors present at a meeting shall be the act of the Board of Directors in the transaction of business, provided a quorum is present. The Directors may exercise all such powers of the Company and do all such lawful acts and things as they may deem proper and as are consistent with law, the Certificate of Incorporation and these By-Laws.

        Section 3. Election: Directors shall be elected by the Shareholders at the Annual Meeting of Shareholders to hold office for the term elected and until their respective successors are elected and qualified or until their earlier resignation or removal. If the election of Directors shall not be held on the day designated by or pursuant to authority granted in these By-Laws, the Directors shall cause the same to be held as soon thereafter as may be convenient.

        (a) Except as otherwise fixed pursuant to Article VI of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock having a preference over the common stock as to dividends or upon liquidation, or to elect additional Directors under specified circumstances, the Board of Directors shall consist of not less than eight (8) nor more than twenty-five (25) persons; provided, however, that the authorized number of Directors may be changed to any number between eight (8) and twenty-five (25) from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized Directors (whether or not there exist any vacancies in previously authorized Directorships at the time any such resolution is presented to the Board for adoption).

        (b) The Directors (other than those who may be elected by the holders of any class or series of preferred stock having a preference over common stock as to dividends or upon liquidation) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1992, another class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1993, and another class to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 1994, with

   the members of each class to hold office until their successors are elected and qualified. At each annual meeting of the Shareholders of the Company, the successors to the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of Shareholders held in the third year following the year of their election. The election of Directors need not be by ballot.

        (c)  Except as otherwise fixed pursuant to the provisions of
   Article VI of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock having a preference over the common stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the Directors then in office, though less than a quorum of the Board of Directors. If any applicable provision of New Jersey law expressly confers power on Shareholders to fill such a Directorship at a special meeting of Shareholders, such a Directorship may be filled at such a meeting only by the affirmative vote of at least 75 percent of the then-outstanding shares of the voting stock, voting together as a single class (it being understood that for all purposes of this Section 3 and compliance with
   Article XI of the Certificate of Incorporation, each share of the voting stock shall have the number of votes granted to it pursuant to Article VI of the Certificate of Incorporation or any resolution or resolutions of the Board of Directors pursuant to authority expressly granted to and vested in it by the provisions of Article VI of the Certificate of Incorporation). Any Director elected in accordance with the two preceding sentences shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director.

        (d) Subject to the rights of the holders of any class or series of preferred stock having preference over the common stock as to dividends or upon liquidation or to elect Directors under specified circumstances, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of all of the then-outstanding shares of the voting stock, voting together as a single class. The Company must notify the Director of the grounds of his impending removal and the Director shall have an opportunity, at the expense of the Company, to present his defense to the Shareholders by a statement which accompanies or precedes the Company's solicitation of proxies to remove him.

        Section 4. Resignation of Directors: Any Director may resign at any time upon written notice to the Company. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

        Section 5. Meetings: The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the Annual Meeting of the Shareholders,

   provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, the Chief Executive Officer, if any, by the President or by a majority of the Directors then in office, though less than a quorum of the Board of Directors.

        Section 6. Notice and Place of Meetings: Regular meetings of the Board of Directors may be held at such time and place as shall be designated by resolution of the Board of Directors. No notice need be given of any regular meeting of the Board. Notice of any special meeting specifying the time and place of such meeting and the business to be transacted thereat shall be served upon each Director by mail at his residence or usual place of business at least two (2) days before the day on which such meeting is to be held, or sent to him at such place by telegraph, cable, electronic communication or transmitted by way of a guaranteed overnight courier service, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the Shareholders and if a quorum is present. Notice of a meeting need not be given to any Director who submits a signed waiver of notice before or after the meeting, nor to any Director who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice.

        Section 7. Business Transacted at Meetings: Any business may be transacted and any corporate action may be taken at any regular meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

        Section 8. Quorum: A majority of the entire Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is not present at a meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough Directors to constitute a quorum shall attend. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Directors.

        Section 9. Loans to and Guarantees for Directors: The Corporation may lend money to, or guarantee any obligation of, or otherwise assist, any Officer or other employee of the Corporation or of any subsidiary who is also a Director of the Corporation whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation and such loan, guarantee or other assistance is authorized by a majority of the entire Board of Directors. The Director who is to be loaned money, or whose obligation is to be guaranteed, or who is otherwise to be assisted by the Corporation, shall abstain from voting on such authorization.

        Section 10. Action Without A Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the members of the Board or a committee shall be filed with the minutes of the proceedings of the Board or such

   committee as the case may be.

        Section 11. Participation By Telephone: Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        Section 12. Compensation: The Board of Directors may establish by resolution reasonable compensation of all Directors for services to the Company as Directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein contained shall preclude any Director from serving the Company in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.


                                  ARTICLE IV

                                  COMMITTEES

        Section 1. Executive Committee: The Board of Directors, by resolution passed by a majority of the entire Board then in office, may designate five (5) or more Directors to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Company, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the New Jersey Business Corporation Act, and shall have power to authorize the seal of the Company to be affixed to all instruments which may require it. Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors then in office. Any person ceasing to be a Director shall ipso facto cease to be a member of the Executive Committee. Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the Directors by a resolution of a majority of the entire Board of Directors then in office.

        Section 2. Other Committees: Other committees, whose members are to be Directors, may be appointed by the Board of Directors, which members shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors. Any member of such a committee may be removed at any time, with or without cause, by a majority of the Board of Directors then in office. Any vacancy in a committee occurring from any cause whatsoever may be filled by a majority of the Board of Directors then in office.

        Section 3. Resignation: Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chairman of the Board, if any, the Chief Executive Officer, if any, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

        Section 4. Quorum: A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be

   the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

        Section 5. Record of Proceedings: Each committee shall keep a record of its acts and proceedings and shall report the same to the Board of Directors at its next meeting following such Committee meeting.

        Section 6. Organization, Meetings. Notices: A committee may hold its meetings at the principal office of the Company, or at any other place upon which a majority of the committee may at any time agree. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Notice of a special meeting of such Committee may be given by the Secretary or by the chairman of the Committee and shall be sufficiently given if mailed to each member at his residence or usual place of business at least five
   (5) days before the day on which the meeting is to be held, or if sent to him at such place by telegraph, cable, electronic communication or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held.

        Section 7. Compensation: The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.


                                   ARTICLE V

                                   OFFICERS

        Section 1. Number: The Officers of the Company shall be a
   President, a Secretary and a Treasurer and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article
   V. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors or a Chief Executive Officer or both.

        Section 2. Election. Term of Office and Qualifications: The Officers, except as provided in Section 3 of this Article V, shall be elected annually by the Board of Directors immediately after the Annual Meeting of Shareholders. Each such Officer shall, except as herein otherwise provided, hold office until the election and qualification of his successor or until his earlier resignation or removal. Any two or more offices may be held by the same person, except the offices of the President and Secretary.

        Section 3. Other Officers: Other Officers, including, but not limited to, one or more Vice-Chairmen, divisional Officers, Executive Vice Presidents, Senior Vice Presidents, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the President unless otherwise directed by the Board. All such Officers shall be corporate Officers of the Company with the power to bind the Company by acts within the scope of their authority.

        Section 4. Removal of Officers: Any Officer of the Company may be removed from office, with or without cause, by a vote of a majority of the Board of Directors then in office. The removal of an Officer shall be without prejudice to his contract rights, if any. Election or

   appointment of an Officer shall not of itself create contract rights.

        Section 5. Resignation: Any Officer of the Company may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

        Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors.

        Section 7. Compensation: The compensation of the Officers shall be fixed by the Board of Directors, or by any committee or Officer upon whom power in that regard may be conferred by the Board of Directors.

        Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors, if one is elected, shall be a Director and shall preside at all meetings of the Board of Directors and of the Shareholders at which the Chairman shall be present. In the absence of the Chairman of the Board, the Director or Officer designated by the Chairman shall perform and carry out the functions of the Chairman of the Board.

        Section 9. President: The President shall, subject only to the direction and control of the Board of Directors or the Executive Committee, have responsibility for the general management of the business affairs and property of the Company, and of its several Officers, and shall, subject only as aforesaid, have and exercise all such powers and discharge such duties as usually pertain to the office of President. The President shall perform such duties as may be assigned from time to time by the Board of Directors.

        Section 10. Chief Executive Officer: The Chief Executive Officer, if one is elected, shall have such duties and responsibilities and shall report to such persons as the Board of Directors shall determine from time to time.

        Section 11. Secretary: The Secretary shall attend all meetings of the Board of Directors and of the Shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board. The Secretary shall give or cause to be given notice of all meetings of Shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the President or the Board of Directors. The Secretary shall keep in safe custody the seal of the Company and affix it to any instrument when so authorized by the Board of Directors. In the absence of a Secretary, an Assistant Secretary may act in the Secretary's place.

        Section 12. Treasurer: The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer may be required to give bond for

   the faithful discharge of his duties. In the absence of a Treasurer, an Assistant Treasurer may act in his place. The Treasurer shall perform such other duties as may be prescribed by the President or the Board of Directors.


                                  ARTICLE VI

                                 CAPITAL STOCK

        Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. The Board of Directors may also provide that some or all of the shares of any class or series shall be represented by uncertificated shares. Certificated shares shall be numbered in the order of their issue, and shall be signed, either manually or by facsimile signature, by either the Chairman of the Board or the President or the Secretary and the seal of the Company or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any Officer or Officers who shall have signed any such certificate or certificates shall cease to be such Officer or Officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such Officer or Officers of the Company.

        Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Company shall be entered on the books of the Company together with the number of shares held by such person, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Company shall be transferable on the books of the Company by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Company or its Agents may reasonably require. A record shall be made of each transfer.

        The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates of stock.

        Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Company shall immediately notify the Company of any loss, theft, destruction or mutilation of the certificates thereof. The Company may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Board of Directors or its agent may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Company a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it in connection with the issue of such new certificate.


                                  ARTICLE VII

                           MISCELLANEOUS PROVISIONS

        Section 1. Fiscal Year: The fiscal year of the Company shall commence on the first day of October and end on the last day of September.

        Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

        Section 3. Notices: Except as otherwise expressly provided, any notice required by these By-Laws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed wrapper with first-class postage prepaid thereon and addressed to the person entitled thereto at his address, as the same appears upon the books of the Company, or by electronically communicating the notice to such person at such address or by transmitting the same by way of a guaranteed overnight courier service; and such notice shall be deemed to be given at the time it is mailed, electronically communicated or so transmitted.

        Section 4. Contracts, Checks, Drafts: The Board of Directors, except as may otherwise be required by law, may authorize any Officer or Officers, Agent or Agents, in the name of and on behalf of the Company to enter into any contract or execute or deliver any instrument. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such Officer or Officers, Agent or Agents of the Company, and in such manner as shall be designated from time to time by resolution of the Board of Directors.

        Section 5. Deposits: All funds of the Company shall be deposited from time to time to the credit of the Company in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Company, may be endorsed for deposit, assigned and delivered by any Officer of the Company, or by such Agents of the Company as the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President may authorize for that purpose.

        Section 6. Voting Stock of Other Companies: Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of the Shareholders of any corporation of which the Company is a shareholder and to execute a proxy to any other person to represent the Company at any such meeting, and at any such meeting the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Company might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.


                                 ARTICLE VIII

                                  AMENDMENTS

        Except as set forth in the final sentence of this ARTICLE VIII, these By-Laws may be altered, amended or repealed by the affirmative vote of a majority of the entire Board of Directors then in office. These By-Laws may also be altered, amended or repealed by the Shareholders, but only by an affirmative vote of the holders of at least 75 percent of all the then-outstanding shares of the voting stock, voting together as a single class. Any By-Law may provide that it may only be altered, amended or repealed by the affirmative vote of the holders of at least 75 percent of all the then-outstanding shares of the voting stock, voting together as a single class, in which event such By-Law may only be altered, amended or repealed by such vote.